UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2017

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

NYSE Listing

As previously disclosed, the board of directors (the “Board”) of Corporate Capital Trust, Inc. (the “Company”) has determined that it is in the best interests of the Company and its shareholders to pursue a listing of its shares of common stock on a national securities exchange. The Company has been cleared to file an application, and has applied, to list its shares of common stock on the New York Stock Exchange (“NYSE”) under the symbol “CCT.” Subject to market conditions, final Board approval and NYSE approval, the Company currently expects to seek the commencement of trading of its shares of common stock on the NYSE (the “Listing”) in the period following receipt of shareholder approval of the proposals to be considered at the Company’s annual meeting, as described in the Company’s definitive proxy statement filed on May 25, 2017. There can be no assurance that the Company will be able to complete the Listing in any certain timeframe or at all.

Change in Distribution Rate

On July 7, 2017, the Board declared a distribution of $0.05958 per share to shareholders of record as of July 28, 2017, payable on or around July 31, 2017. The new distribution rate is expected to apply to future distributions declared by the Board. As a result, the annualized per share distribution rate has been decreased by $0.09 from $0.805 to $0.715. The change in the distribution rate is intended to align the distribution rate to the Company’s net investment income.

The Company also currently expects that distributions declared following the Listing will be paid on a quarterly instead of a monthly basis.

On July 10, 2017, the Company mailed a letter to its shareholders and sent an email to certain financial advisors of such shareholders, each of which further describes the change to the Company’s distribution rate and which are attached hereto as Exhibits 99.1 and 99.2, respectively.

Special Distributions

As of March 31, 2017, the Company had approximately $97 million, or $0.31 per share, of taxable income available for distributions. The Company currently expects to distribute a portion of its excess income to shareholders in the form of special cash distributions. The Company currently expects that two special distributions, each equal to $0.045 per share, would be paid to the Company’s shareholders and that, assuming a Listing has occurred, the first special distribution would be paid to shareholders of record on or around December 31, 2017 and the second distribution would be paid thereafter but within six months after the Listing. The payment of the two $0.045 special cash distributions totaling $0.09 will offset the $0.09 reduction in the distribution rate over the next 12 months.

The payment of any such ordinary or special cash distributions is subject to applicable legal restrictions and is within the sole discretion of the Board, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

Distribution Reinvestment Plan

Pursuant to the Company’s current distribution reinvestment plan (the “Current DRP”), shareholders may elect to have the full amount of ordinary cash distributions reinvested in additional shares of the Company’s common stock. The Company currently expects that the Current DRP will be terminated or suspended prior to the Listing. Pursuant to the Current DRP, the Company will provide notice to participants in advance of any termination or suspension. The Company currently expects to adopt a new or amended distribution reinvestment plan following the Listing-Related Tender Offer described below. If and when the Current DRP is terminated or suspended and pending the adoption of any new or amended distribution reinvestment plan, shareholders who had elected to participate in the Current DRP will receive cash rather than shares of the Company’s common stock in respect of any cash distribution declared by the Company.

The termination or suspension of the Current DRP and the adoption of any new or amended distribution reinvestment plan is within the sole discretion of the Board, and therefore, there can be no assurance that Current DRP will be terminated or suspended or that any new or amended distribution reinvestment plan will be adopted on the timeframe described above or at all.

Termination of Share Repurchase Program

The purpose of the Company’s share repurchase program is to provide limited liquidity to the Company’s shareholders until a Listing or other liquidity event. In anticipation of the Listing and the concurrent liquidity it is expected to provide, the Company currently expects that the share repurchase program will be terminated following the regular quarterly tender offer anticipated to be commenced in July 2017 (the “July Tender Offer”) and not to conduct quarterly tender offers pursuant to the share repurchase program thereafter.

The termination of the share repurchase program is within the sole discretion of the Board, and therefore, there can be no assurance that the Company’s share repurchase program will be terminated on the timeframe described above or at all.

Listing-Related Tender Offer

The Company currently expects that it will conduct a tender offer (the “Listing-Related Tender Offer”) to purchase shares of common stock in connection with the Listing, pursuant to which the Company’s shareholders will be permitted to tender their shares of common stock for cash, subject to the terms and conditions of the Listing-Related Tender Offer. The Company currently expects that the Listing-Related Tender Offer will commence at the time of the Listing and will remain open for a period of at least 20 business days following the date of the Listing. The terms of any Listing-Related Tender Offer, including the size and pricing thereof, is within the discretion of the Board, and therefore, there can be no assurance that the Listing-Related Tender Offer will be commenced or completed on the timeframe described above or at all.

Potential Purchase of Shares by KKR Credit

KKR Credit Advisors (US) LLC (“KKR Credit”), the Company’s existing sub-advisor and, subject to shareholder approval, the Company’s sole investment advisor upon the Listing, has informed the Company that it or certain of its affiliates may purchase, following the Listing and completion of the Listing-Related Tender Offer, shares of the Company’s common stock in open-market transactions (which may include 10b5-1 plans), subject to restrictions under applicable law. However, there can be no assurance that KKR Credit or any of its affiliates will purchase any shares of the Company’s common stock.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Letter to Shareholders, dated July 10, 2017.

99.2	Email to Financial Advisors of Shareholders, dated July 10, 2017.

Additional Information and Where to Find It

In connection with the matters described in this report, the Company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. The Company has mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the shareholder meeting relating to such matters. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS REPORT. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

The disclosure under the headings “Termination of Share Repurchase Program” and “Listing-Related Tender Offer” is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. Each of the July Tender Offer and the Listing-Related Tender Offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”). The full details of the each of the July Tender Offer and the Listing-Related Tender Offer, including complete instructions on how to tender shares of common stock, will be included in the Tender Materials, which the Company will distribute to shareholders and file with the SEC upon the commencement of each of the July Tender Offer and the Listing-Related Tender Offer. Shareholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of each of the July Tender Offer and the Listing-Related Tender Offer. The Tender Materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.corporatecapitaltrust.com/investor-resources), or by writing to the Company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the matters described in this report. Information about the Company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with SEC.

Forward Looking Statements

The information in this report may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include those disclosed in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 20, 2017. The Company undertakes no obligation to update such statements to reflect subsequent events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC.
a Maryland corporation

Date: July 10, 2017	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Letter to Shareholders, dated July 10, 2017.

99.2	Email to Financial Advisors of Shareholders, dated July 10, 2017.